EXHIBIT 99.1

                       AMERICAN NATURAL ENERGY CORPORATION
                           7030 South Yale, Suite 404
                              Tulsa, Oklahoma 74136
                       Tel: 918-481-1440 Fax: 918-481-1473


      AMERICAN NATURAL ENERGY CORPORATION ANNOUNCES REGISTRATION OF SHARES

TULSA, OKLAHOMA, MAY 14, 2004. American Natural Energy Corporation ("ANEC") (TSX Venture:ANR.U) announced today that its registration statement filed with the U.S. Securities and Exchange Commission had been declared effective at 4:00 P.M. on May 13, 2004. The registration statement relates to the offer and sale by selling securityholders of a total of 27,621,366 shares of ANEC's common stock, including 26,666,666 shares that are issuable on conversion of ANEC's outstanding 8% Convertible Secured Debentures. The registration statement enables the public resale of the shares which were issued in 2003 in transactions not subject to the registration requirements of U.S. securities laws. ANEC will not receive any portion of the proceeds from the resale of the securities.

ANEC is a Tulsa, Oklahoma based independent exploration and production company with operations in St. Charles Parish, Louisiana. For further information please contact Michael Paulk, CEO at 918-481-1440 or Steven P. Ensz, CFO at 281-367-5588.

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.

This Press Release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of ANEC, its directors, or its officers with respect to the future business, well drilling and operating activities and performance of ANEC. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, among others, the levels of and fluctuations in the prices for natural gas and oil and the demand for those commodities and the outcome of ANEC's development and exploration activities, including the success of its current well drilling activities. Important additional factors that could cause such differences are described in ANEC's periodic reports and other filings made with the Securities and Exchange Commission and may be viewed at the Commission's Website at www.sec.gov.


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